                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CASCADE SYSTEMS INTERNATIONAL INC.

     It is hereby certified that:

     I. The following Amended and Restated Certificate of Incorporation of Cascade Systems International Inc. (the "Corporation") has been duly adopted by the sole director of the Corporation in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law, the Corporation not having received any payment for any of its stock and no stock being issued or outstanding. The original Certificate of Incorporation was filed on February 10, 1994.

     II. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to conform to the Amended and Restated Certificate of Incorporation of Cascade Systems International, Inc. attached hereto as Exhibit A and incorporated by reference herein.

     Signed and attested to this 18 day of July, 1994.


ATTEST:

/s/ Andrew Zimmon                              /s/ Malcolm McGrory
----------------------------------             ---------------------------------
Andrew Zimmon, Secretary                       Malcolm McGrory, Vice
                                                          President

                                                                       EXHIBIT A


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      CASCADE SYSTEMS INTERNATIONAL, INC.
                             A Delaware Corporation

                                    ARTICLE I

                                      NAME
                                      ----

       The name of the Corporation is Cascade Systems International Inc.

                                   ARTICLE II

                                    PURPOSES
                                    --------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                   ARTICLE III

                                      STOCK
                                      -----



     The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock authorized is 1,700,000, $0.001 par value per share. The total number of shares of Common Stock authorized is 5,500,000, $0.001 par value per share.

     A. PREFERRED STOCK. The Preferred Stock shall be comprised of 1,700,000 shares designated as "Series A Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

          1. DIVIDENDS RIGHTS OF PREFERRED.

               (a) The holders of the then outstanding Series A Preferred Stock shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $.08 per share (adjusted for any splits, combinations, consolidations or stock dividends or distributions with respect to such shares) payable in preference and priority to any payment of any cash dividend on Common Stock. After dividends shall have been paid on account of the Series A Preferred Stock in any given fiscal year as aforesaid, the holders of the then outstanding Common Stock shall be entitled to receive in that fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $.08 per share (adjusted for any splits, combinations, consolidations or stock dividends or distributions with respect to such shares) payable in preference and priority to any payment of any additional cash dividends on the Preferred Stock. The right to such cash dividends on the Preferred Stock and the Common Stock shall not be cumulative, and no right shall accrue to holders of the Preferred Stock or Common Stock by reason of the fact that dividends on such shares are not declared in any prior year. Except as set forth above, no dividends shall be paid on any Common Stock unless a corresponding dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

               (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

               2. PREFERENCE ON LIQUIDATION.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made in respect of the Common Stock, an amount equal to (i) $1.00 per share for each share of Series A Preferred Stock then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (ii) an amount equal to all declared but unpaid dividends on the Series A Preferred Stock as provided in
Section 1 above. If the assets and funds available to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to their aggregate preferential amounts.

               (b) After payment has been made to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed ratably on a per share basis among the holders of Common Stock and the holders of Preferred Stock, based on the number of shares of Common Stock then held, with each share of Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible.

               (c) A consolidation or merger of the Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or the consummation of any transaction or series of related transactions which results in the Corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity shall be deemed a liquidation, dissolution or winding up within the meaning of this
Section 2.

          3. VOTING RIGHTS.

               (a) Except as set forth to the contrary in Sections 3(b) and 5 below or as required by law, each holder of shares of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation and, except as provided in this Certificate of Incorporation, shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

               (b) So long as at least 850,000 shares of Series A Preferred Stock remain outstanding (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations) the holders of shares of Series A Preferred Stock shall be entitled, voting as a separate class, to elect two (2) members of the Board of Directors of this corporation. The holders of shares of Common Stock shall be entitled, voting as a separate class, to elect two (2) members of the Board of Directors of this corporation. In all other cases, the holders of shares of Common Stock and Preferred Stock, voting together as a single class with each holder of shares of Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote, shall be entitled to elect the remaining directors of the Corporation, if any. In the case of any vacancy in the office of a director elected by the holders of a particular class or series of stock, the vacancy may be filled only by the vote of the holders of such class or series of stock. Any director who shall have been elected by the holders of a particular class or series of stock may be removed with or without cause by, and only by, the applicable vote of the holders of shares of such class or series of stock.

          4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) RIGHT TO CONVERT; AUTOMATIC CONVERSION.

                    (i) Subject to subsection 4(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price (as defined below) in effect at the time of conversion for such share (the "Conversion Rate"). The Conversion Price shall initially be $1.00, provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(c).

                    (ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such Series A Preferred Stock immediately upon the earlier of the following:

                         (A) the closing of the Corporation's sale of its Common
Stock in an underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, in which the Corporation receives aggregate cash proceeds of more than $10,000,000 (net of any underwriting discounts and commissions), and the public offering price of which is not less than $3.00 per share (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations); or

                       (B) the election of the holders of more than 50% of the outstanding shares of Series A Preferred Stock; or

                       (C) if less than 340,000 shares of the Series A Preferred Stock (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations) remain outstanding.

                 (b) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                 (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

                    (i) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, without an equivalent subdivision of, or dividend on, the Series A Preferred Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, without an equivalent combination of the Series A Preferred Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                    (ii) If the Corporation shall issue or sell Equity Securities (as defined below) at a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of each share of Series A Preferred Stock shall be adjusted to a price (calculated to the nearest cent) determined by dividing:

                      (A) an amount equal to the sum of (1) the number of shares of Common Stock issuable upon conversion of Preferred Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (2) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale, by

                      (B) the sum of the number of shares of Common Stock issuable upon conversion of Preferred Stock outstanding immediately prior to such issue or sale and the number of shares (on a common-equivalent basis) of the Equity Securities so issued or sold.

                    (iii) For purposes of this subsection 4(c) the following provisions shall be applicable:

                         (A) The term "Equity Securities" shall mean any shares
of Common Stock, any shares of stock convertible into Common Stock or any option, warrant or other right to purchase either Common Stock or stock or other securities of the Corporation convertible into or exchangeable for Common Stock except for (1) Common Stock issued or issuable, after the date of the initial issuance of shares of Series A Preferred Stock, to officers, directors, employees or consultants of the Corporation pursuant to stock grants, stock purchase and stock option plans or other stock incentive programs, agreements or arrangements approved by the Board of Directors, (2) shares issued pursuant to transactions described in subsection 4(c)(i), and (3) shares of Common Stock issued upon conversion of the Series A Preferred Stock.

                         (B) In the case of an issue or sale for cash of shares
of Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.


                         (C) In case of the issuance (otherwise than upon
conversion or exchange of rights or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

                         (D) In case of the issuance by the Corporation in any
manner of any rights, including options or warrants, to subscribe for or to purchase shares of

Common Stock or stock convertible into Common Stock, all shares of Common Stock to which the holders of such rights shall be entitled to subscribe for or purchase pursuant to such rights shall be deemed issued as of the date of the issuance of such rights, and the minimum aggregate consideration named in such rights for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the issuance of such rights) for the issuance of such shares.

                         (E) In case of the issuance or issuances by the
Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (1) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (2) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                         (F) The amount of the "consideration actually received"
by the Corporation upon the issuance of any rights or options referred to in subsection (D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations" or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (c) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration actually received" by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (D), or the termination of any right of conversion or exchange referred to in subsection (E), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                    (d) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii), then, in each such case for the purpose of this subsection 4(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                    (e) RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 3 above) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (f) NO IMPAIRMENTS. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the rights, preferences or privileges of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                    (g) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                         (i) No fractional shares shall be issued upon
conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

                    (h) NOTICES OF RECORD DATE. In the event of any setting of a record date by the Corporation for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (j) NOTICE. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          5. PROTECTIVE PROVISIONS.

                    (a) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Series A Preferred Stock outstanding, voting together as a separate class: (1) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock; (2) increase the authorized number of shares of Preferred Stock; (3) amend the provisions of this paragraph (a) of

Section 5; or (4) create any new class or series of shares having preferences prior to or on parity with those of the Series A Preferred Stock.

                    (b) So long as at least 850,000 shares of Series A Preferred Stock (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations) are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Series A Preferred Stock outstanding, voting together as a separate class: (1) undertake or effect any consolidation or merger of the Corporation with or into another corporation (except into or with a wholly-owned subsidiary) or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person or effectuate any transaction or series of related transactions which results in the corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity; (2) effect a material change in the principal business of the Corporation; (3) repurchase any shares of Common Stock except the repurchase of Common Stock of employees, consultants or directors pursuant to a stock or option agreement duly approved by the Corporation's Board of Directors; or (4) amend the Corporation's Certificate of Incorporation or Bylaws.

     B. COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article III.A.

          3. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law or as provided by Section 3 of Article III.A above. Except as otherwise expressly provided herein or required by law, the holders of shares of Common Stock and the holders of shares of Preferred Stock shall vote together as a single class on all matters.



                                   ARTICLE IV

               DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS
               --------------------------------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing provisions of this Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE V

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is The Corporation Trust Company.

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
          A CERTAIN ERROR IN THE RESTATED CERTIFICATE OF INCORPORATION
                      OF CASCADE SYSTEMS INTERNATIONAL INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON JULY 19, 1994

     Cascade Systems International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     I.   The name of the corporation is Cascade Systems International Inc.

     2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on July 19, 1994 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: a comma was omitted in the corporation name.

     4. Article I of the Certificate is corrected to read as follows: The name of the corporation is Cascade Systems International, Inc.

     IN WITNESS WHEREOF, said Cascade Systems International Inc. has caused this Certificate to be signed by Malcolm McGrory, its Vice President, this 25th day of July, 1994.


                                        CASCADE SYSTEMS INTERNATIONAL INC.


                                        By: /s/ Malcolm McGrory
                                           ------------------------------------
                                           Malcolm McGrory, Vice President

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CASCADE SYSTEMS INTERNATIONAL, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              THE STATE OF DELAWARE
                              ---------------------


     Cascade Systems International, Inc. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written action of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and directing that it be submitted to and be considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

     RESOLVED: That Article III of the Amended and Restated Certificate of
               Incorporation be and hereby is deleted and the following
               Article III is inserted in lieu thereof:

                                   ARTICLE III
                                      STOCK

     The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock authorized is 2,100,000, $0.001 par value per share. The total number of shares of Common Stock authorized is 7,500,000, $0.001 par value per share.

     A. PREFERRED STOCK. The Preferred Stock shall be comprised of 2,100,000 shares, of which 1,700,000 shares are designated as Series A Preferred Stock (the "Series A Preferred Stock"), and 400,000 shares are designated as Series B Preferred Stock (the "Series B Preferred Stock"). The relative rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

          1.   DIVIDENDS RIGHTS.

               (a) The holders of the then outstanding Series A Preferred
Stock and Series B Preferred Stock shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $.08 per share in the case of the Series A Preferred Stock, and $.40 per share in the case of the Series B Preferred Stock (in each case adjusted for any splits, combinations, consolidations or stock dividends or distributions with respect to such shares) payable in preference and priority to any payment of any cash dividend on Common Stock. After dividends shall have been paid on account of the Series A Preferred Stock and Series B Preferred Stock in any given fiscal year as aforesaid, the holders of the then outstanding Common Stock shall be entitled to receive in that fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $.08 per share (adjusted for any splits, combinations, consolidations or stock dividends or distributions with respect to such shares) payable in preference and priority to any payment of any additional cash dividends on the Preferred Stock. The right to such cash dividends on the Preferred Stock and the Common Stock shall not be cumulative, and no right shall accrue to holders of the Preferred Stock or Common Stock by reason of the fact that dividends on such shares are not declared in any prior year. Except as set forth above, no dividends shall be paid on any Common Stock unless a corresponding dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

               (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

          2.   PREFERENCE ON LIQUIDATION.

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made in respect of the Common Stock, an amount equal to (i) in the case of the holders of the Series A Preferred Stock, $1.00 per share for each share of Series A Preferred Stock then held by them, and in the case of the holders of the Series B Preferred Stock, $5.00 per share for each share of Series B Preferred Stock then held by them, in each case as adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (ii) an amount equal to all declared but unpaid dividends on the Series A Preferred

Stock and Series B Preferred Stock as provided in Section 1 above. If the assets and funds available to be distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to their aggregate preferential amounts.

               (b) After payment has been made to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed ratably on a per share basis among the holders of Common Stock and the holders of Preferred Stock, based on the number of shares of Common Stock then held, with each share of Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible.

               (c) A consolidation or merger of the Corporation with or into any other corporation or corporations (other than a wholly owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or the consummation of any transaction or series of related transactions which results in the Corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity shall be deemed a liquidation, dissolution or winding up within the meaning of this Section 2.

          3.   VOTING RIGHTS.

               (a) Except as set forth to the contrary in Sections 3(b) and 5 below or as required by law, each holder of shares of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and, except as provided in this Certificate of Incorporation, shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

               (b) So long as at least 1,050,000 shares of Preferred Stock remain outstanding (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations) the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled, voting together as a separate class, to elect two (2) members of the Board of Directors of this Corporation. The holders of shares of Common Stock shall be entitled, voting together as a separate class, to elect two (2) members of the Board of Directors of this Corporation. In all other cases, the holders of shares of Common Stock and Preferred Stock, voting together as a single class with each holder of shares of Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote, shall be entitled to elect the remaining directors of the Corporation, if any. In the case of any vacancy in the office of a director elected by the holders of a particular class or series of stock, the vacancy may be filled only by the vote of the holders of such class or series of stock. Any director who shall have been elected by the holders of a particular class or series of stock may be removed with or without cause by, and only by, the applicable vote of the holders of shares of such class or series of stock.

          4. CONVERSION. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion
Rights"):

               (a)  RIGHT TO CONVERT; AUTOMATIC CONVERSION.

     (i) Subject to subsection 4(c), each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (x) in the case of the Series A Preferred Stock, by dividing $1.00 by the Conversion Price (as defined below) in effect at the time of conversion for such share of Series A Preferred Stock, and (y) in the case of the Series B Preferred Stock, by dividing $5.00 by the Conversion Price in effect at the time of conversion for such share of Series B Preferred Stock (the "Conversion Rate"). The Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock shall initially be $1.00 and $5.00, respectively, provided, however, that the Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock shall be subject to adjustment as set forth in subsection 4(c).

     (ii) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such Series A Preferred Stock and Series B Preferred Stock immediately upon the earlier of the following:

                    (A) the closing of the Corporation's sale of its Common Stock in an underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, in which the Corporation receives aggregate cash proceeds of more than $10,000,000 (net of any underwriting discounts and commissions), and the public offering price of which is not less than $10.00 per share (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations); or

                    (B) the election of the holders of more than 50% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class; or

                    (C) if less than 420,000 shares in the aggregate of the Series A Preferred Stock and Series B Preferred Stock (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations) remain outstanding.

               (b) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock from time to time in effect shall be subject to adjustment from time to time as follows:

     (i) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, without an equivalent subdivision of, or dividend on, the Series A Preferred Stock and the Series B Preferred Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, without an equivalent combination of the Series A Preferred Stock and the Series B Preferred Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

     (ii) If the Corporation shall issue or sell Equity Securities (as defined below) at a consideration per share less than the Conversion Price for the Series A Preferred Stock or the Series B Preferred Stock in effect immediately prior to the time of such issue or sale, as the case may be, then forthwith upon such issue or sale, the Conversion Price of each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be adjusted to a price (calculated to the nearest cent) determined by dividing:

          (A) an amount equal to the sum of (1) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price for the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, and (2) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale, by

          (B) the sum of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock Preferred Stock, as the case may be, outstanding immediately prior to such issue or sale and the number of shares (on a common-equivalent basis) of the Equity Securities so issued or sold.

     (iii) For purposes of this subsection 4(c) the following provisions shall be applicable:

                    (A) The term "Equity Securities" shall mean any shares of Common Stock, any shares of stock convertible into Common Stock or any option, warrant or other right to purchase either Common Stock or stock or other securities of the Corporation convertible into or exchangeable for Common Stock except for (1) Common Stock issued or issuable, after the date of the initial issuance of shares of Series A Preferred Stock, to officers, directors, employees or consultants of the Corporation pursuant to stock grants, stock purchase and stock option plans or other stock incentive programs, agreements or arrangements approved by the Board of Directors, (2) shares issued pursuant to transactions described in subsection 4(c)(i), (3) securities issued in connection with an equipment lease, equipment financing or bank line financing, or (4) shares of Common Stock issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock.

                    (B) In the case of an issue or sale for cash of shares of Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                    (C) In case of the issuance (otherwise than upon conversion or exchange of rights or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

                    (D) In case of the issuance by the Corporation in any manner of any rights, including options or warrants, to subscribe for or to purchase shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock to which the holders of such rights shall be entitled to subscribe for or purchase pursuant to such rights shall be deemed issued as of the date of the issuance of such rights, and the minimum aggregate consideration named in such rights for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the issuance of such rights) for the issuance of such shares.

                    (E) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (1) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (2) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                    (F) The amount of the "consideration actually received" by the Corporation upon the issuance of any rights or options referred to in subsection (D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration actually received" by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (D), or the termination of any right of conversion or exchange referred to in subsection
(E), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

               (d) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii), then, in each such case for the purpose of this subsection 4(d), the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock or Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (e) RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 3 above) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock then in effect and the number of shares purchasable upon conversion of the

Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (f) NO IMPAIRMENTS. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the rights, preferences or privileges of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (g) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

     (i) No fractional shares shall be issued upon conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

     (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock or the Series B Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

               (h) NOTICES OF RECORD DATE. In the event of any setting of a record date by the Corporation for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (j) NOTICES. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          5.   PROTECTIVE PROVISIONS.

               (a) So long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as a separate class (except as otherwise provided by law): (1) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock or Series B Preferred Stock; (2) increase the authorized number of shares of Preferred Stock; (3) amend the provisions of this paragraph (a) of Section 5; or
(4) create any new class or series of shares having preferences prior to or on parity with those of the Series A Preferred Stock or the Series B Preferred Stock.

               (b) So long as at least 1,050,000 shares of Series A Preferred Stock and Series B Preferred Stock in the aggregate (adjusted to reflect subsequent stock dividends or distributions, stock splits or combinations or recapitalizations) are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of a majority of the total number of shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as a separate class: (1) undertake or effect any consolidation or merger of the Corporation with or into another corporation (except into or with a wholly-owned subsidiary) or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person or effectuate any transaction or series of related transactions which results in the Corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity; (2) effect a material change in the principal business of the Corporation; (3) repurchase any shares of Common Stock except the repurchase of Common Stock of employees, consultants or directors pursuant to a stock or option agreement duly approved by the Corporation's Board of Directors; or (4) amend the Corporation's Certificate of Incorporation or Bylaws.

     B.   COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article III.A.

          3. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law or as provided by Section 3 of Article III.A above. Except as otherwise expressly provided herein or required by law, the holders of shares of Common Stock and the holders of shares of Preferred Stock shall vote together as a single class on all matters.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 26th day of March, 1996.


                                             CASCADE SYSTEMS INTERNATIONAL,
                                             INC.


                                             By: /s/ Malcolm P. McGrory
                                                --------------------------------
                                                     President

ATTEST:




/s/ Andrew Zimmon
------------------------------------------
Secretary

(Corporate Seal)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         CASCADE SYSTEMS INCORPORATED

                                 WITH AND INTO

                      CASCADE SYSTEMS INTERNATIONAL, INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware



     Cascade Systems International, Inc., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES AS FOLLOWS:

     FIRST: The Corporation is a corporation incorporated on February 10, 1994, under the laws of the State of Delaware.

     SECOND: The Corporation owns all of the outstanding capital stock of Cascade Systems Incorporated, a corporation incorporated on February 5, 1993, under the laws of the Commonwealth of Massachusetts ("Cascade-Mass").

     THIRD: The Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of its Board of Directors, as of March 21, 1996, determined to merge Cascade-Mass with and into the Corporation:


          RESOLVED, that the Corporation merge Cascade-Mass, a Massachusetts corporation ("Cascade-Mass"), with and into the Corporation (the "Merger");

          RESOLVED, that the Merger shall become effective at the time (the "Effective Time") of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the General Corporation Law at the State of Delaware;

          RESOLVED, that, at the Effective Time, the separate existence of Cascade-Mass shall cease Cascade-Mass shall be merged with and into the Corporation, which shall be the surviving corporation (the "Surviving Corporation"), and the Surviving Corporation, without further action, shall possess all the rights, privileges, powers and franchises, public and private, of both the Corporation and Cascade-Mass and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both the Corporation and Cascade-Mass;

          RESOLVED, that the Amended and Restated Certificate of Incorporation and By-Laws of the Corporation, as in effect immediately prior to the Effective Time and as amended hereby, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation;

          RESOLVED, that, at the Effective Time, Article I of the Amended and Restated Certificate of Incorporation be amended and restated in its entirety to read as follows:

          "The name of the Corporation is Cascade Systems Incorporated."

          RESOLVED, that, at the Effective Time, each share of the Common Stock, par value $.01 per share, of Cascade-Mass which is issued and outstanding immediately prior to the Effective Time, shall be deemed cancelled;

          RESOLVED, that, at the Effective Time, each share of the Common
     Stock, par value $.01 per share, and each share of Preferred Stock, par value $.00l per share, of the Corporation which is issued and outstanding immediately prior to the Effective Time, shall remain outstanding following the Effective Time;

          RESOLVED, that the directors and officers of the Corporation as of the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors are duly elected or appointed;

          RESOLVED, that anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended, terminated and abandoned by the Board of Directors of the Corporation at any time prior to the filing of the Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware;

          RESOLVED, that the proper officers of the Corporation be, and each of them acting alone hereby is, authorized to take all actions and to prepare, execute, deliver and file all agreement, instruments, documents and certificates in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to pay all such fees and expenses as they, or any one of them, may deem necessary, proper or advisable in order to effect the Merger.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its President, and attested to by its Secretary, as of this 24th day of March, 1996.




                                        CASCADE SYSTEMS INTERNATIONAL, INC.



                                        By: /s/ Malcolm McGrory
                                            --------------------------------
                                            Malcolm McGrory
                                            President



ATTEST:


By: /s/ Andrew Zimmon
    -------------------------
    Andrew Zimmon
    Secretary



[CORPORATE SEAL]




                                      -3-